UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2008

ABX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50368	26-1631624
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

145 Hunter Drive, Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-5591

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 18, 2008, ABX Holdings, Inc. (“ABX Holdings”), and ABX Air, Inc. (“ABX Air”) and CHI Acquisition Corp. (“Acquisition”), each a wholly-owned subsidiary of ABX Holdings, Inc. (“ABX Holdings”), entered into a First Amendment to Credit Agreement (the “Amendment”) to the Credit Agreement dated December 31, 2007, among ABX Air, ABX Holdings and Acquisition, with SunTrust Bank as Administrative Agent, Regions Bank as Syndication Agent and the other lenders from time to time a party thereto (the “Credit Agreement”).

On January 14, 2008, ABX Air received from DPWN Holdings (USA), Inc. (“DHL”) a demand for repayment of the Note, dated August 15, 2003, in the original principal amount of $92,948,714, originally issued by ABX Air to Airborne, Inc. (now DHL) (the “DHL Note”). The Credit Agreement provided that such demand was not an Event of Default if and only if (1) the Escrow Agreement dated December 31, 2007, among ABX Holdings, ABX Air, certain former shareholders of Cargo Holdings International, Inc. (which was acquired by ABX Holdings on December 31, 2007) and Wells Fargo Bank as escrow agent (the “Escrow Agreement”) is in full force and effect at the time of such demand, (2) within five business days of receipt of DHL’s demand, $61 million is distributed to ABX Holdings or ABX Air pursuant to the Escrow Agreement and (3) 100% of such distribution is used to pay the DHL Note. The Amendment changed the five business day requirement for distribution of the $61 million to 15 business days, or such later date as may be reasonably agreed to by SunTrust Bank, the Administrative Agent under the Credit Agreement.

Summaries of the terms of the Credit Agreement and Escrow Agreement were included in, and copies of them were attached as exhibits to, the Current Report on Form 8-K of ABX Holdings dated December 31, 2007, and filed with the Securities and Exchange Commission on January 7, 2008. The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) — (c)	Not applicable.

(d)	Exhibits.

Exhibit 10	First Amendment to Credit Agreement dated as of January 18, 2008, by and among ABX Holdings, Inc., ABX Air, Inc., CHI Acquisition Corp., SunTrust Bank as Administrative Agent and the other lenders parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABX HOLDINGS, INC.

By:	/s/ W. Joseph Payne
W. Joseph Payne
Vice President, General Counsel and Secretary

Date: January 25, 2008